Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints J. Williar Dunlaevy and Stephen M. Conley as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form H-(e)1-S, Application for Holding Company, by Legacy Bancorp, Inc., and the Interagency Bank Merger Act Application, by Legacy Bancorp, Inc., and the Registration Statement on Form S-1 and any and all amendments thereto and any additional registration statements relating thereto pursuant to Rule 462(b) of the Securities Act of 1933, as amended, by Legacy Bancorp, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission or the Federal Deposit Insurance Company (“FDIC”), respectively, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Applications and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ J. WILLIAR DUNLAEVY J. Williar Dunlaevy	Chairman and Chief Executive Officer (principal executive officer)	July 6, 2005

/s/ MICHAEL A. CHRISTOPHER Michael A. Christopher	Chief Operating Officer, President and Director	July 6, 2005

/s/ STEPHEN M. CONLEY Stephen M. Conley	Senior Vice President, Treasurer and Chief Financial Officer (principal accounting and financial officer)	July 6, 2005

/s/ EUGENE A. DELLEA Eugene A. Dellea	Director	July 6, 2005

/s/ DAVID L. KLAUSMEYER David L. Klausmeyer	Director	July 6, 2005

/s/ GARY A. LOPENZIA Gary A. Lopenzina	Director	July 6, 2005

/s/ JAMES J. MOONEY James J. Mooney	Director	July 6, 2005

/s/ ANNE W. PASKO Anne W. Pasko	Director	July 6, 2005

/s/ ROBERT B. TRASK Robert B. Trask	Director	July 6, 2005

/s/ DOROTHY B. WINSOR Dorothy B. Winsor	Director	July 6, 2005